Exhibit 99.1

Net1 to sell KSNET for $237 million

Transaction allows Net1 to further focus on its core fintech strategy serving underbanked customers in emerging and developed economies

JOHANNESBURG, January 27, 2020 - Net 1 UEPS Technologies, Inc. (Nasdaq: UEPS, JSE: NT1) ("Net1" or the "Company") today announced that it has agreed to sell 100% of KSNET, Inc. ("KSNET"), a leading Republic of Korea ("South Korea") payment processor, to Stonebridge Capital and Payletter for approximately $237 million. The transaction, which is not subject to a financing condition, is expected to close in March 2020.

"KSNET is a profitable and cash generative business, but operates autonomously and in a more developed economy with limited overlap with the group's other activities. We also believe that the intrinsic value of KSNET was not appropriately reflected in Net1's overall valuation. Therefore our Board commenced a strategic review of our various businesses and investments late last year, and ultimately decided to sell KSNET in order to focus more on our core strategy, boost liquidity and to maximize shareholder returns. We believe Stonebridge Capital and Payletter are the right strategic partners for KSNET, as they are committed to building further scale in the South Korean payments market," said Herman Kotzé, CEO of Net1. "This transaction marks a significant milestone in our strategic plan, and allows management to further focus on its core strategy of providing fintech solutions for the underbanked in South Africa, Africa, Europe and other emerging economies as well as our new blockchain related products," he concluded.

The Company will provide further details on its second quarter fiscal 2020 earnings call on February 7, 2020.

FT Partners acted as exclusive financial advisor to Net1 and Yulchon LLC served as legal counsel.

About Net1 (www.net1.com)

Net1 is a leading provider of transaction processing services, financial inclusion products and services and secure payment technology. Net1 operates market-leading payment processors in South Africa and the Republic of Korea. Net1 offers debit, credit and prepaid processing and issuing services for all major payment networks. In South Africa, Net1 provides innovative low-cost financial inclusion products, including banking, lending and insurance and through DNI is a leading distributor of mobile subscriber starter packs for Cell C, a South African mobile network operator. Net1 leverages its strategic equity investments in Finbond and Bank Frick (both regulated banks), and Cell C to introduce products to new customers and geographies. Net1 has a primary listing on NASDAQ (NasdaqGS: UEPS) and a secondary listing on the Johannesburg Stock Exchange (JSE: NT1). Visit www.net1.com for additional information about Net1.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical fact, included in this press release regarding strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The Company may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that the Company makes. Factors that might cause such differences include, but are not limited to: the Company failing to close the sale transaction, as well as other factors, many of which are beyond the Company's control; and other important factors included in the Company's reports filed with the Securities and Exchange Commission, particularly in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2019, as such Risk Factors may be updated from time to time in subsequent reports. The Company does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Dhruv Chopra

Group Vice President, Investor Relations

Phone: +1 917-767-6722

Email: dchopra@net1.com

Media Relations Contact:

Bridget von Holdt

Business Director - BCW

Phone: +27-82-610-0650

Email: Bridget.vonholdt@bcw-global.com